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CUSIP No.  NONE                        13D                   Page 17 of 24 Pages
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                                    EXHIBIT 6

                              OPERATIVE PROVISIONS
                                       OF
                               OPERATING AGREEMENT
                                       OF
                        VENTURE LENDING & LEASING IV, LLC



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CUSIP No.  NONE                        13D                   Page 18 of 24 Pages
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                                    EXHIBIT 6




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                               OPERATING AGREEMENT

                                       OF

                        VENTURE LENDING & LEASING IV, LLC

                      A Delaware Limited Liability Company




                                November 26, 2003


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                              Exhibit 6 - Page 18




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CUSIP No.  NONE                        13D                   Page 19 of 24 Pages
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                               OPERATING AGREEMENT
                                       OF
                        VENTURE LENDING & LEASING IV, LLC
                      A Delaware Limited Liability Company

         This OPERATING AGREEMENT ("Operating Agreement" or "Agreement") of VENTURE LENDING & LEASING IV, LLC (the "Company"), dated as of November 26, 2003, is adopted by the Managing Member (as defined in Schedule 1) and executed and agreed to by it and the other Members (as defined in Schedule 1).

                                  INTRODUCTION

         The Members have caused the Company to be formed as a limited liability company under the laws of the State of Delaware for the principal purpose of acquiring and owning all of the outstanding shares of Venture Lending & Leasing IV, Inc., a Maryland corporation (the "Fund"), and for the secondary purpose of acquiring and owning direct interests in companies, including in the form of warrants that may be distributed, from time to time, by the Fund to the Company, and including "special situations investments" comprised of senior debt, convertible debt, or some other combination of debt instruments and equity instruments. The Fund is a non-diversified, closed-end management investment company which has elected business development company status under the 1940 Act (as defined in Schedule 1) and which intends to qualify for taxation as a regulated investment company under the Code (as defined in Schedule 1).

         The parties hereto desire to enter into this Operating Agreement in order to set forth their understanding with respect to the management and operation of the Company and related matters.

         THEREFORE, the parties hereto hereby agree as follows:

         ...

         Section 6.5 Activities Regarding the Fund. The parties agree and acknowledge that the Company will be the sole shareholder of the Fund. Notwithstanding anything else herein to the contrary, if any decision is required to be made, or if any action may be taken, by the Company in its capacity as a shareholder of Fund, then the Managing Member shall solicit and/or take instructions from each of the Members and shall then take such actions or omit from taking such actions as would be required if the Members of the Company were the shareholders of the Fund, with ownership interests therein identical to their respective ownership of Shares in the Company. For example, for any Fund action requiring approval by holders of two-thirds or more of the shares of the Fund, the Company will not take such action unless and until approved by Members holding two-thirds of the Shares of the Company.

         ...

                              Exhibit 6 - Page 19

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CUSIP No.  NONE                        13D                   Page 20 of 24 Pages
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         Section 8.8 Voting of Interests. Each outstanding Share shall be entitled to one vote upon each matter submitted to a vote of the Members; provided, however, that, if a Member has assigned all or a portion of its Shares to a Person who is not admitted as a Member, neither the transferring Member nor the Transferee/Economic Interest Holder shall have the right to vote the Shares so transferred and such Shares shall not be deemed to be outstanding for purposes of determining a quorum or any percentage vote required or permitted hereunder. In all elections for members of the Advisory Board or the directors of the Fund, the Members shall not have the right to cumulative voting.

         ...

                                   ARTICLE 11
                                 RESTRICTIONS ON
                              TRANSFER OF INTEREST

         Section  11.1 Prohibition on Transfers.

                  (a) Except as otherwise specifically provided herein, no Interest Holder may sell, assign, transfer, pledge, encumber, or otherwise dispose of (any of which is a "Transfer") its Interest, in whole or in part, or enter into any agreement or grant any options or rights with respect thereto, whether by action of such Interest Holder or by operation of law or otherwise, without the prior written consent of the Managing Member, which consent, in the Managing Member's sole and absolute discretion, may be withheld.

                  (b) Notwithstanding anything contained herein to the contrary, the Managing Member shall not consent to any transfer if such transfer would:

                      (i) cause a termination of the Company for federal or, if applicable, state income tax purposes;

                      (ii) in the opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for federal or state income tax purposes;

                      (iii) cause the Company to become a "publicly traded partnership," as such term is defined in Section 7704 of the Code;

                      (iv) require the registration of such transferred Interest pursuant to any applicable federal or state securities laws;

                      (v)     subject the Company to regulation under the 1940
                              Act;

                      (vi)    result in a violation of applicable laws; or

                      (vii) be made to any Person who lacks the legal right, power or capacity to own such Interest.


                              Exhibit 6 - Page 20
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CUSIP No.  NONE                        13D                   Page 21 of 24 Pages
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          Section 11.2      Admission of Transferee as Member.

                  (a) The Managing Member may consent to a Transfer without consenting to the admission of the transferee under such approved Transfer (a "Transferee") as a Member of the Company. A Transferee may only be admitted as a Member of the Company if and when (i) the Transferee becomes a party to this Agreement by agreeing in writing to be bound by the terms and provisions hereof, including the Capital Commitment of the transferring Member, and (ii) the Managing Member consents to such admission, which consent may be withheld in its sole and absolute discretion. Any Transferee shall execute and acknowledge such other instruments as the Managing Member may deem necessary or desirable to effectuate the admission of the Transferee as a Member of the Company.

                  (b) Any Transferee not admitted as a member of the Company shall be entitled to the Profits, Loss, and distributions allocable to the assigned Shares, but shall not be entitled to vote on Company matters or to exercise or enjoy any of the other rights of a Member of the Company unless and until such Transferee is admitted as a Member of the Company. Each Transferee or any subsequent Transferee of Interests, or any partial interests thereof, shall hold such Shares or Economic Interests subject to all of the provisions hereof and shall make no transfers except as permitted hereby.

         Section 11.3 Pledge. An Interest Holder may not pledge its Interest as security, except with the consent of the Managing Member, which consent, in its sole and absolute discretion, may be withheld.

         Section 11.4 Void Transfers. Any purported transfer in violation of any provision hereof shall be void ab initio and shall not operate to transfer any right, title or interest to the purported transferee.

         Section 11.5 Legend on Certificates. Each Member shall have placed on certificates representing its Shares, if such certificates are issued, the following legend:

         THE SALE, TRANSFER, HYPOTHECATION, ENCUMBRANCE, OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF THE OPERATING AGREEMENT OF VENTURE LENDING & LEASING IV, LLC. ALL RESTRICTIONS CONTAINED IN SUCH AGREEMENT ARE INCORPORATED BY REFERENCE IN THIS CERTIFICATE. A COPY OF THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF VENTURE LENDING & LEASING IV, LLC, AT 2010 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95131.

         Section 11.6 Withdrawal Prohibited. No Member may withdraw or resign from the Company until there has been a dissolution and a full and complete winding up of the Company in accordance with this Agreement and the Act. If such Member is permitted to withdraw pursuant to the provisions of the Act, notwithstanding the foregoing, such Member shall be treated as an Economic Interest Holder which has not been admitted as a Member of the Company.

                              Exhibit 6 - Page 21

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CUSIP No.  NONE                        13D                   Page 22 of 24 Pages
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                                   SCHEDULE 1

                                   Definitions
         ...

         "1940 Act" shall mean the Investment Company Act of 1940, as amended.

         "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         ...

         "Advisory Board" shall have the meaning assigned thereto in Section
7.1.

         ...

         "Capital Commitment" with respect to a Member shall mean the amount set forth opposite such Member's name on Exhibit A.

         ...

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Company" shall mean Venture Lending & Leasing IV, LLC, a Delaware limited liability company.

         ...

         "Economic Interest" means the interest held by a Transferee of a Member or Economic Interest Holder who has not been admitted as a Member.

         "Economic Interest Holder" means any Person owning an Economic
Interest.

         ...

         "Fund" shall have the meaning assigned thereto in the Introduction.

         ...

         "Interest" means Shares, an Economic Interest or the Carried Interest or Post-Termination Interest.

         "Interest Holder" means a Member, with respect to Shares, an Economic Interest Holder with respect to an Economic Interest and a Managing Member or former Managing Member with respect to a Carried Interest or Post-Termination Interest.

         ...

                              Exhibit 6 - Page 22

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CUSIP No.  NONE                        13D                   Page 23 of 24 Pages
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         "Managing Member" shall have the meaning assigned thereto in Section
6.1. The initial Managing Member shall be Westech.

         "Member" means the Managing Member and each other Person who acquires Shares pursuant to this Operating Agreement and the Subscription Agreement attached hereto as Schedule 2 and each Person hereafter admitted to the Company as a Member as provided in this Operating Agreement. The Members and their respective Shares are set forth on Exhibit A.

         ...

         "Operating Agreement" or "Agreement" shall mean this Operating Agreement of Venture Lending & Leasing IV, LLC, dated as of November 26, 2003.

         ...

         "Person" means any individual, corporation, governmental entity, trust, estate, partnership, joint venture, limited liability company or other entity.

         ...

         "Profits" and "Losses" mean, for each Period, an amount equal to the taxable income or loss of the Company for such Period, determined in accordance with Section 703(a) of the Code (including all items required to be stated separately) with the following adjustments:

                  (a) Any income exempt from federal income tax shall be included;

                  (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code (including expenditures treated as such pursuant to Section 1.704-1(b)(2)(iv)(i)) of the Treasury Regulations shall be subtracted;

                  (c) Any items which are specially allocated pursuant to Sections 5.2(c) or 5.3 shall not be taken into account in computing Profits or Losses;

                  (d) Unrealized Gains and Unrealized Losses shall be taken into account; and

                  (e) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Carrying Value.

         ...

         "Share" means an ownership interest in the Company representing a Capital Contribution of one thousand dollars ($1,000) to the Company as set forth in Article 3, which shall constitute a Non-Managing Member's entire interest in the Company including its right to share in Profits and Losses, distributions, capital, the right to vote and the right to receive information

                              Exhibit 6 - Page 23

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CUSIP No.  NONE                        13D                   Page 24 of 24 Pages
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concerning the business and affairs of the Company. The Managing Member's ownership interest in the Company shall consist of its Shares, its Carried Interest and Post-Termination Interest.

         ...

         "Transfer" shall have the meaning assigned thereto in Section 11.1 hereof.

         "Transferee" shall have the meaning assigned thereto in Section
11.2(a).

         ...




                              Exhibit 6 - Page 24